UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2024

LOCAL BOUNTI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40125	98-1584830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Main St.

Hamilton, MT 59840

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 640-4016

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	LOCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

On June 24, 2024, the Board of Directors (the “Board”) of Local Bounti Corporation (the “Company”) appointed Kathleen Valiasek, who currently serves as the Company’s Chief Financial Officer, as President of the Company, effective immediately, pursuant to Section 4.5 of the Company’s Bylaws, which states that the person holding the office of Chief Executive Officer shall be the President of the Company unless the Board shall have designated an individual as the President and a different individual as the Chief Executive Officer of the Company. Accordingly, Craig M. Hurlbert no longer serves as the President of the Company but retains his position as the Chief Executive Officer and Chairman of the Board.

Ms. Valiasek, age 61, has served as the Company’s Chief Financial Officer since April 2021. Previously, Ms. Valiasek served as Chief Financial Officer from January 2017 to June 2019 and Chief Business Officer from June 2019 to March 2021 at Amyris, Inc. (Nasdaq: AMRS), a science and technology leader in the research, development, and production of sustainable ingredients for the clean health and beauty and flavors and fragrances markets. Prior to Amyris, Inc., Ms. Valiasek served as Chief Executive Officer of Lenox Group, Inc., a finance and strategic consulting firm she founded in 1994, and, in this capacity, she worked closely with the senior management teams of fast-growing companies including start-ups, venture-backed, and Fortune 500 companies such as Albertsons, CVS, Gap, Kaiser Permanente, and Softbank. At Lenox Group, Ms. Valiasek was typically engaged for critical roles on multi-year assignments including M&A transactions, debt and equity financings, IPOs, and spinoffs. Ms. Valiasek holds a B.B.A. from the University of Massachusetts at Amherst.

For a description of related-person transactions with the Company and Ms. Valiasek since the beginning of 2022, please see the section of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2024, entitled “Certain Relationships and Related Person Transactions.”

Compensation Adjustments

On June 24, 2024, the Board and the Compensation Committee of the Board also approved (1) Mr. Hurlbert’s request for reduction of his base salary from $300,000 to $43,888 and (2) an increase in Ms. Valiasek’s salary from $442,000 to $500,000. In addition, the Compensation Committee granted Ms. Valiasek an award of 100,000 restricted stock units, which vest in three equal installments on June 24, 2024; June 24, 2025, and June 24, 2026.

Item 7.01	Regulation FD Disclosure.

On June 25, 2024, the Company issued a press release announcing the events described in Item 5.02 above. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and will not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit number	Description

99.1	Press Release, dated June 25, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2024	Local Bounti Corporation

	By:	/s/ Kathleen Valiasek
	Name:	Kathleen Valiasek
	Title:	President and Chief Financial Officer